EXHIBIT 23.1

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


Smart Choice Automotive Group, Inc.
Titusville, Florida

     We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 30, 1998 relating to the consolidated financial statements of Smart Choice Automotive Group, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.

                            /s/ BDO Seidman, LLP
                            --------------------
                                BDO Seidman, LLP


Orlando, Florida
April 14, 1998